UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K/A

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  11/09/2005

CECO ENVIRONMENTAL CORP
(Exact name of registrant as specified in its charter)

Commission File Number:  0-7099

DE	13-2566064
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

3120 Forrer Street, Cincinnati, OH 45209
(Address of principal executive offices, including zip code)

(416) 593-6543
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 4.01.    Changes in Registrant's Certifying Accountant

Item 4.01 of the Company's current Report on Form 8-K filed with the Commission on November 15, 2005 is amended in its entirety to read as follows:

On November 9, 2005, the Audit Committee of the Board of Directors of CECO Environmental Corp.(the "Company") dismissed Deloitte & Touche LLP ("Deloitte") as the Company's independent registered public accounting firm.

The audit reports of Deloitte on the consolidated financial statements of the Company and its subsidiaries as of and for the years ended December 31, 2004 and 2003 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company's two most recent fiscal years and through November 9, 2005, there were no disagreements between the Company and Deloitte on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Deloitte, would have caused Deloitte to make reference to the subject matter of the disagreement in connection with its reports.

During the years ended December 31, 2003 and December 31, 2004 and the subsequent interim period through November 9, 2005, there were no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)), except the following:

On February, 8, 2005, the Company, in consultation with its Audit Committee, concluded that it must correct its previously issued financial statements to properly account for revenue recognized under the percentage of completion method of accounting. The Company's management determined that a spreadsheet error existed affecting the manner in which revenue was calculated and recognized on small projects. While revenue recognized under the percentage of completion calculation on individual large projects was accurate, due to this spreadsheet error, the accumulation of revenue for small projects was incorrect. This error was material and occurred from 2000 to 2003 and the three quarters reported during 2004. This correction resulted in the restatement of the Company's consolidated financial statements for the fiscal years 2001 through 2003, which was reflected in the Annual Report on Form 10-K/A for the year ended December 31, 2003, and for the three quarters of 2004, which are reflected in Quarterly Reports on Form 10-Q/A for the relevant periods.

After evaluating the nature of the deficiency and the resulting restatement, the Company's Chief Executive Officer and Chief Financial Officer concluded that a material weakness existed in the Company's internal control over financial reporting as of December 31, 2003.

Management detected the error noted above as a result of additional monitoring processes and procedures that were implemented during the fourth quarter of 2004 to review revenue recognized under the percentage of completion method of accounting. The additional procedures were implemented by an individual hired by the Company in its efforts to expand the internal control structure in connection with its planning and execution under the internal control standards of Section 404 of the Sarbanes-Oxley Act of 2002. This person was hired in August 2004 to initiate the Company's documentation and testing of its internal controls. This individual's responsibilities included performing certain monitoring activities which detected the material misstatement.

Based on management's evaluation of the effectiveness of the Company's disclosure controls and procedures and the additional monitoring controls that were in place as of December 31, 2004, which enabled the Company to detect the error, the Chief Executive Officer and Chief Financial Officer concluded that the material weakness that led to this error not being detected timely has been mitigated as of December 31, 2004, and that our disclosure controls and procedures were effective as of December 31, 2004. A discussion of such material weaknesses that were identified may be found in: Item 9A of the Company's Annual Report on Form 10-K/A for the fiscal year ended December 31, 2003, which was filed with the Securities and Exchange Commission ("SEC") on April 15, 2005; Item 4 of the Company's Quarterly Report on Form 10-Q/A for the three month period ended March 31, 2004, which was filed with the SEC on April 15, 2005; Item 4 of the Company's Quarterly Report on Form 10-Q/A for the three month period ended June 30, 2004, which was filed with the SEC on April 15, 2005; and Item 4 of the Company's Quarterly Report on Form 10-Q/A for the three month period ended September 30, 2004, which was filed with the SEC on April 15, 2005.

The material weaknesses and events described above were discussed by the Company's management and the Audit Committee of the Board of Directors of the Company with Deloitte. The Company has authorized Deloitte to respond fully to the inquiries of the successor independent registered public accounting firm concerning these issues.

As required by Item 304(a)(3) of Regulation S-K, the Company has provided Deloitte a copy of the disclosures contained in this Report on Form 8-K/A and has requested that Deloitte furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether Deloitte agrees with the statements made by the Company in this Report on Form 8-K/A and, if not, stating the respects in which it does not agree. Such letter is filed as an Exhibit to this Report on Form 8-K/A.

On November 9, 2005, the Company engaged Battelle & Battelle LLP as its new independent registered public accounting firm to conduct the audit of the Company's financial statements as of and for the year ended December 31, 2005. The decision to engage Battelle & Battelle LLP was made and approved by the Audit Committee of the Company's Board of Directors. During the two most recent fiscal years and through November 9, 2005, the Company has not consulted with Battelle & Battelle LLP regarding (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304 (a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is described in Item 304(a)(1)(v) of Regulation S-K.

Item 9.01.    Financial Statements and Exhibits

16.1 Letter from Deloitte & Touche LLP

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CECO ENVIRONMENTAL CORP

Date: November 21, 2005	By:	/s/ Dennis W. Blazer
Dennis W. Blazer
Vice President--Finance and Administration and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-16.1	Deloitte & Touche LLP Letter